Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 000-19483) of SWS Group, Inc. of our report dated June 24, 2005 relating to the financial statement of SWS Group 401(k) Profit Sharing Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Dallas, Texas

June 22, 2006